UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 27, 2025, Sight Sciences, Inc. (the “Company”) informed its employees that it is implementing a targeted plan, commencing immediately, intended to reduce operating expenses, improve cost efficiencies, and better align its operating structure for long-term, profitable growth (the “Plan”). The Plan is designed to optimize the Company’s operating structure, help support the Company’s cash position, drive enhanced focus on the Company’s key strategic priorities, and maintain its path to breakeven without the need for any additional equity capital.

Pursuant to the Plan, the Company intends to (a) reduce its headcount by 43 employees, or approximately 20% of its global workforce, and (b) reduce its operating expenses, principally by (i) delaying certain research and development project spend while prioritizing near term pipeline projects, (ii) reducing its selling, general, and administrative operating expenses by implementing measures to limit marketing, travel, and administrative costs, and (iii) not backfilling certain open and planned headcount. Approximately 45% of the impacted employees are in general and administrative functions, and the remaining impacted employees are split between employees in research and development and clinical functions and employees in sales and sales management functions. In addition, the Company is driving enhanced business unit focus by creating segment-specific leadership for both the Surgical Glaucoma and Dry Eye business segments and transitioning previously distributed business enablement functions to dedicated and focused resources for each business segment.

As a result of implementing the Plan, the Company expects to record a cash restructuring charge of approximately $2.7 million to $3.0 million primarily in the third quarter of 2025, consisting mostly of one-time employee severance and benefits contribution costs. The Company also expects to record a non-cash reduction in stock-based compensation of approximately $0.6 million to $1.0 million in the third quarter of 2025.

The Plan includes certain proposed changes to the Company’s operations in the United Kingdom (“UK”). Consummation of these changes, which would include the termination of employment of up to four UK-based employees in general and administrative and sales management roles, is subject to compliance with certain notice period and consultancy requirements. If these proposed operational changes are not executed as currently contemplated, it would not have a material impact on the cash restructuring and stock-based compensation estimates disclosed above.

The estimates of the charges the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ materially. In addition, the Company may incur other charges, costs or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of, or in connection with, the implementation of the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 31, 2025 (the “Separation Date”), Matthew Link will step down as the Company’s Chief Commercial Officer to pursue other opportunities. The Company appreciates Mr. Link’s many contributions over the past years and his agreement to provide transition services on a consulting basis through September 30, 2025, or such later date as the Company may request and Mr. Link may agree to.

Subject to and contingent upon his timely execution and non-revocation of a separation agreement and customary release of claims (the “Separation Agreement”), and continued compliance therewith, the Company will (i) pay Mr. Link one year of his base salary, payable in regular installments over the 12 month period following the Separation Date; (ii) pay, or reimburse Mr. Link for, up to one year of COBRA benefits; and (iii) accelerate the vesting of 61,675 unvested restricted stock units held by Mr. Link, effective upon expiration of the revocation period provided for by the Separation Agreement. As the Company has no immediate plans to backfill the Chief Commercial Officer position, the cost of Mr. Link’s severance package is reflected in the estimated restructuring costs included in Item 2.05 of this Current Report.

Item 7.01 Regulation FD Disclosure

The Company reaffirms its prior revenue guidance for the year ending December 31, 2025 of $72.0 million to $76.0 million and reaffirms its expectation for third quarter 2025 surgical glaucoma revenue to be down by mid-single digits compared to the same period in the prior year.

In addition, the Company estimates the workforce reductions associated with the Plan alone will yield savings of approximately $11.9 million on an annualized basis.

The Company is updating its prior adjusted operating expenses guidance for the year ending December 31, 2025 to $95 to $99 million from $101 to $105 million previously, taking into account the factors discussed in this Current Report on Form 8-K (this “Current Report”).

The Company plans to provide financial information reflecting adjustments to its financial results presented in accordance with the generally accepted accounting principles in the United States (“GAAP”) for the third quarter and year ending December 31, 2025 to exclude the non-core operating costs discussed in this Current Report from its results of operations through the presentation of non-GAAP financial measures.*

Cautionary Note Regarding Forward-Looking Statements

This Current Report, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this Current Report that are not statements of historical fact, including statements about the Company’s beliefs and estimates, are forward-looking statements and should be evaluated as such. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “designed,” “seeks,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. The Company bases these forward-looking statements on management’s current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances at such time. Although management believes these forward-looking statements are based upon reasonable assumptions at the time they are made, it cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements, including the important factors discussed under the caption “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings. These forward-looking statements include, but are not limited to, statements regarding the Plan, including the scope of the contemplated reduction in workforce and other costs savings initiatives; perceived impacts of the Plan, including on the Company’s cash position, path to breakeven, and need for additional capital; estimated charges, costs and savings relating to the Plan; the Company’s plans with respect to future presentation of non-GAAP financial measures; and reaffirmation of the Company’s 2025 revenue guidance and adjustment of the Company’s 2025 adjusted operating expense guidance. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this Current Report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

* The information in Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date:	August 27, 2025	By:	/s/ Alison Bauerlein
Chief Financial Officer